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           [BACHNER, TALLY, POLEVOY & MISHER LLP LETTERHEAD]



                                  May 13, 1996



Virus Research Institute, Inc.
61 Moulton Street
Cambridge, Massachusetts 02138


Ladies & Gentlemen:

        We have acted as counsel to Virus Research Institute, Inc. (the "Company") in connection with its filing of a registration statement on Form S-1 (File No. 333-3378) (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act") covering 2,645,000 shares (the "Shares") of Common Stock, $.001 par value (the "Common Stock"), including 345,000 Shares subject to an over-allotment option, all as more particularly described in the Registration Statement.

        In our capacity as counsel to the Company, we have examined the Company's Certificate of Incorporation, as amended and By-laws and the minutes and other corporate proceedings of the Company. With respect to factual matters, we have relied upon statements and certificates of officers of the Company. We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as originals and the genuineness of all signatures on all documents submitted to us.

        On the basis of the foregoing, it is our opinion that the Shares covered by and included in the Registration Statement have been duly and validly authorized and will, when sold, paid for and issued as contemplated by the Registration Statement, be legally issued, fully paid and non-assessable.

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BACHNER, TALLY, POLEVOY & MISHER LLP


Virus Research Institute, Inc.
May 13, 1996
Page 2


        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.


                                        Very truly yours,


                                        /s/ BACHNER, TALLY, POLEVOY & MISHER LLP
                                        ----------------------------------------
                                        BACHNER, TALLY, POLEVOY & MISHER LLP

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